Exhibit 99.1

Aethlon Medical Announces Nasdaq Capital Market Listing Approval

SAN DIEGO, July 8, 2015 /PRNewswire/ -- Aethlon Medical, Inc. (OTCQB:AEMD), the pioneer in creating affinity biofiltration devices to treat life-threatening diseases, today announced that the Company’s application to list its common stock on the Nasdaq Capital Market has been approved by The NASDAQ Stock Market LLC. Aethlon's common stock is expected to begin trading on the Nasdaq Capital Market at the opening of market hours on Monday, July 13, 2015 under its existing trading symbol, AEMD.

"Trading on Nasdaq is a pivotal corporate milestone that will help raise the visibility of our therapeutic endeavors and increase the appeal of our shares to mutual funds, pension funds, and other institutional investors that may have previously been restricted from trading our shares," stated Jim Joyce, Chairman and CEO of Aethlon Medical.

About Aethlon Medical, Inc.

Aethlon Medical creates affinity biofiltration devices to treat life-threatening diseases.  Our lead therapeutic candidate is the Aethlon Hemopurifier®, a first-in-class device that targets the rapid elimination of infectious viruses and cancer-promoting exosomes from the circulatory system of treated individuals.  U.S. clinical progression of Hemopurifier therapy is being advanced under an FDA approved clinical study. We also provide government contracting services to the Defense Advanced Research Projects Agency related to the development of a biofiltration device to treat sepsis.  Additional information can be found online at www.AethlonMedical.com or you can connect with us on on Twitter, LinkedIn, Facebook and Google+.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. Factors that may contribute to such differences include, without limitation, the Company's ability to maintain its listing on the Nasdaq Capital Market, or any other national securities exchange, that the Company or its subsidiary will not be able to commercialize its products, that the FDA will not approve the initiation or continuation of the Company's clinical programs or provide market clearance of the Company's products, the Company's ability to raise capital when needed, the Company's ability to complete the development of its planned products, the Company's ability to manufacture its products either internally or through outside companies, the impact of government regulations, patent protection on the Company's proprietary technology, the ability of the Company to meet the milestones contemplated in its contract with DARPA, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2015, and in the Company’s other filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Contacts:

James A. Joyce

Chairman and CEO

(Office) 858.459.7800 x301

(Cell) 619-368-2000

jj@aethlonmedical.com

Jim Frakes

Chief Financial Officer

858.459.7800 x300

jfrakes@aethlonmedical.com

Mike Smargiassi/Brad Edwards

Brainerd Communicators, Inc

212-986-6667

smarg@braincomm.com

David Zazoff

MDM Worldwide Solutions

646-403-3554

dzazoff@mdmworldwide.com